EXHIBIT 99.1

Investor presentation May 2004

Disclaimer This presentation is not an offer to sell or solicitation of an offer to buy any shares of our common stock in any circumstances under which any such offer or solicitation is unlawful. You should not assume that the information in this presentation or any supplement is accurate as of any date other than the date in front of those documents You may rely only on the information incorporated by reference or contained in our prospectus filed with the US Securities and Exchange Commission. We have not authorized anyone else to provide you with different information. You may request a copy of the prospectus at no cost, by writing or telephoning us at the following address: Golden Telecom, Inc. 4400 MacArthur Boulevard, N.W., Suite 200 Washington, D.C. 20007 Attention: Julia Marx Telephone: (202) 332-5997

Roadshow team Alexander Vinogradov, President and Chief Executive Officer David Stewart, Chief Financial Officer Michal Cupa, Chief Operating Officer Tom Adshead, Director of Investor Relations

Russia's corporate incumbent Since 1991, the largest independent provider of fixed-line telecom services in Russia and the CIS and Russia's largest Internet Service Provider (ISP) Approximately 50% market share of Moscow alternative operator market and 35% in all Russia US registered, publicly traded on NASDAQ since 1999 Market cap. US$0.9 billion (7 May 2004) Recent acquisitions include: Comincom/Combellga, Sibchallenge, Samara-Telecom, WestBalt Telecom Committed and complementary strategic partners - Telenor, Alfa Group and Rostelecom Golden Telecom share price performance

Increasing liquidity Estimated secondary offering size: approx. 3.8 million shares EBRD, Capital and Baring Vostok each to sell approximately 50% of their stakes No new shares to be sold by Golden Telecom Free float expected to increase to nearly 30% Post-offering Pre-offering Source: SEC filings

0 20 40 60 80 100 120 140 (US$m) 1999 2001 2002 2003 2004 2000 A successful alternative operator IPO Acquisition of Agama Holdings Acquisition of Cityline, Uralrelcom, ADS (Nizhny Novgorod) Alfa acquires 48% stake New CEO and CFO Acquisition of Sovintel First profitable quarter (1Q 2002) Acquisition of Sibchallenge (Krasnoyarsk) Acquisition of Comincom/ Combellga Acquisition of Samara-Telecom First dividend paid Golden Telecom quarterly revenues Appointment of new COO Acquisition of WestBalt Telecom (Kaliningrad)

Acquisition of Comincom/Combellga Confirms Golden Telecom as Russia's leading alternative operator Complementary customer bases in Moscow 100% of Comincom acquired from Telenor in exchange for a 19.5% stake in Golden Telecom Acquisition helps us expand our metropolitan and regional networks Significant revenue and cost synergies achievable Revenues Note: * Including Comincom and Sibchallenge

Strategic shareholders Strategic shareholder since May 2001 3 Board seats (out of 10) One of the largest financial and industrial groups in Russia Partner with Telenor in VimpelCom since 2001 and in Kievstar since mid 2002 Shareholder since Sep. 2002 (Sovintel deal) 1 Board seat Also nominates one independent director Russia's monopoly long- distance carrier Our largest supplier of capacity Strategic shareholder since Dec. 2003 (Comincom deal) 2 Board seats One of the largest strategic foreign investors in the Russian telecom sector Partner with Alfa in VimpelCom since 2001 and in Kievstar since mid 2002

Golden Telecom: our strategy To be the leading facilities-based alternative voice, data and Internet services company in Russia and key markets in the CIS Pursue consolidation opportunities Increase market share by offering bundled voice and data services Extend leading position in data and Internet markets Reduce operating costs and satisfy capacity needs through network planning Focus operating activities and capex in major metropolitan areas Selective acquisitions focused on the regions to improve and expand our presence Integrated telecommunications solutions and services from a one- stop shop Increasing the number of access points to satisfy growing demand for data and Internet services Owning our local exchange and customer access networks Selective investment to build fiber optic cables on high capacity routes to reduce costs and meet increases in demand Focus on cities where demand for services is most concentrated

Lines of business - 2003 Note: 2003 revenues; breakdown of Sovintel Carrier and Operator clients and Business and Corporate clients only

Sources of growth: regions Moscow clients expanding to the regions: Banks opening regional branches - eg Alfa, Raiffeisen Consumer goods manufacturers opening new plants - Coca Cola, Mars, TetraPak Regions will be the key Faster growth in the regions, particularly St. Petersburg and major cities in Ukraine Continue with acquisitions such as ADS in Nizhny Novgorod, Sibchallenge in Krasnoyarsk and Samara-Telecom in Samara and WestBalt Telecom in Kaliningrad In Russia, there are a further 8 cities with more than 1 million population, and 16 cities with more than 0.5 million ADS (Nizhny Novgorod) revenue growth Source: Golden Telecom Golden Telecom Ukraine revenue growth

Focus on high demand regions


Kaliningrad
St. Petersburg
Pskov
UKRAINE
Kiev
Moscow
Orel
Voronezh
Odessa
Volgograd
Novorossiysk
Krasnodar
Arkhangelsk
Syktyvkar
Nizhny Novgorod
Samara
Ekaterinburg
Saratov
Ufa
Tyumen
RUSSIA
Novosibirsk
Krasnoyarsk
Novokuznetsk
Irkutsk
KAZAKHSTAN
Almaty
Khabarovsk
Vladivostok
Less than 1.2 million
1.2–1.75 million
1.75–3.3 million
More than 3.3 million

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Opportunistic network development

Current status

- Historically, capacity leased from Rostelecom/Transtelecom duopoly and satellites
- Inter-city channel costs are rising in Russia

Opportunistic approach - selective build-out

- Regional expansion generates higher demand for inter-city channels
- We will build our own capacity where justified by current traffic
- Payback on fiber link to Nizhny Novgorod expected in 36 months

Our network build-out



To Stockholm
STM-16
(IRU from Sonera)
St. Petersburg
STM-16
(IRU from Sonera)
Moscow
VC-3 (IRU from Transtelecom)
Planned fiber link (joint project with VimpelCom)
Drop offs at regional cities en route
Nizhny Novgorod

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Financial highlights EBITDA*, US$ million Operating cashflow, US$ million Consolidated revenues, US$ million Net income, US$ million Note: * See EBITDA reconciliation and definition on page 22

Margins recovering in first quarter Three months ended Operating margin 21.9% 21.7% 20.3% Business and corporate services 27.2% 31.0% 26.8% Carrier and operator services 24.2% 18.3% 21.0% Consumer internet services -7.0% -6.9% -11.1% Mobile services 34.4% 44.4% 47.2% 31-Mar-03 30-Jun-03 30-Sep-03 31-Dec-03 Depreciation and amortization 13.3% 13.0% 12.4% EBITDA* margin 35.2% 34.7% 32.7% Recent erosion drivers Incumbent price increases Intergration charges Greater equipment sales Recovery drivers Increased prices Synergies from Comincom/Combellga merger Economies of scale Regional growth Increased ownership of capacity (% of revenues) 15.8% 22.8% 13.8% 9.0% 22.2% 13.1% 28.9% 31-Mar-04 15.1% 18.3% 18.7% -5.4% 28.6% 11.9% 27.0% Note: * See EBITDA reconciliation and definition on page 22

Conservative balance sheet We expect to fund capital expenditure and small acquisitions with cash flow Large acquisitions will be funded through borrowing Dividends paid for the first time in corporate history in Q1 2004 (US$0.20 per share) and are expected to be repeated in future quarters As at December 31 2000 2001 2002 2003 Cash and cash equivalents 57.9 37.4 59.6 65.2 Total assets 348.4 300.4 435.8 729.2 Total debt and capital lease obligations, including current portion 12.7 22.2 40.5 8.0 Shareholders' equity 283.2 220.8 307.5 580.2 Debt / shareholders' equity 4.5% 10.1% 13.2% 1.4% Debt / total assets 3.6% 7.4% 9.3% 1.1% US$ million As at March 31 2004 58.7 6.9 591.0 1.2% 0.9% 764.8

Disciplined capital expenditure We expect capex to remain at around 18% of revenue Most of our capex is last mile, and discretionary 2004 guidance: US$85-95 million Customer connection Russia 80% Ukraine 10% ROL 4% Capex breakdown 2004F IT 4% Administrative and other 2% Total 100%

Key issues Competition Incumbents, other alternatives, new entrants Barriers to entry: existing network and existing client relationships Regulation Interconnect Universal Service Fund If the new Telecoms Law is fairly implemented, it will be positive for Golden Telecom Universal Service Fund to start in 2005 (up to 3% of revenues) Technology Competitive threat from alternative technologies Both a threat and an opportunity - technology enhances our service offering

Summary We have built a profitable alternative operator We are currently the leading telecoms provider for Russia's business sector Growth comes from Moscow, new market segments and our regional expansion We have the track record - corporate governance, financial discipline, profitability

Appendix

EBITDA reconciliation

US$ million	12 months ended			3 months ended	
	31-Dec-01	31-Dec-02	31-Dec-03	31-Mar-03	31-Mar-04
EBITDA	**(3.9)**	**61.4**	**115.0**	**27.6**	**38.5**
Depreciation and amortization	(41.4)	(30.0)	(45.3)	(10.4)	(17.4)
Operating income (loss)	**(45.3)**	**31.4**	**69.7**	**17.2**	**21.1**
Equity in earnings of ventures	8.2	4.4	4.7	0.1	0
Foreign currency gain (loss)	(0.6)	(1.2)	(0.2)	0.2	0.8
Interest income (expense), net	0.7	(0.7)	(0.9)	(0.4)	0.1
Minority interest	(0.1)	(0.5)	(0.5)	(0.1)	(0.3)
Total other income (expense)	**8.2**	**2.0**	**3.1**	**(0.2)**	**0.6**
Income (loss) before income taxes	**(37.1)**	**33.4**	**72.8**	**17.1**	**21.7**
Income taxes	(1.9)	(4.6)	(17.4)	(4.2)	(7.1)
Income (loss) before cumulative effect of a change in accounting principle	**(39.0)**	**28.8**	**55.4**	**12.8**	**14.6**
Cumulative effect of a change in accounting principle	—	1.0	—	—	—
Net income (loss)	**(39.0)**	**29.8**	**55.4**	**12.8**	**14.6**

Note: EBITDA is defined as operating income plus depreciation and amortization. This measure is not defined by generally accepted accounting principles (GAAP) and is a measure of a company performance commonly used in the telecommunications industry, but should not be construed as an alternative to operating income/(loss) determined in accordance with GAAP as an indicator of operating performance or as an alternative to cash from operating activities determined in accordance with GAAP as a measure of liquidity.

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Financial summary US$ million 31-Dec-00 31-Dec-01 31-Dec-02 31-Dec-03 Guidance for 12 months ended 31-Dec-04 Revenues 113.1 140.0 198.7 360.5 510-530 Access and network services (excluding depreciation and amortization) (51.0) (63.7) (91.2) (181.1) SG&A (excluding depreciation and amortization (45.4) (48.9) (46.1) (64.4) Depreciation and amortization (31.9) (41.4) (30.0) (45.3) (65-70) Income / (loss) from operations (15.2) (45.3) 31.4 69.7 105-110 Non-operating income 5.9 8.2 2.0 3.1 Provision for income taxes (1.0) (1.9) (4.6) (17.4) Net income / (loss) (10.3) (39.0) 29.8 55.4 n/a 12 months ended

Golden Telecom network

Special note regarding forward looking statements Certain statements contained in this presentation or made during the meeting concerning management's intentions, expectations or predictions are forward looking statements. Such statements include the expected benefits of the Comincom and Sibchallenge acquisitions, estimates of future financial and operating performance, expectations regarding future market position, geographical markets that we plan to enter, our future product offerings, our assessment of the risk factors and effectiveness of our strategic responses. It is important to note that the company's actual results may differ materially from those projected in such forward looking statements. Factors that may cause the anticipated results not to occur include our ability to consummate potential acquisitions, our ability to efficiently integrate the acquired companies, unanticipated changes in customer demand, changes in competitive product offerings, increased price competition, changes in the macroeconomic and political environment, changes in local regulatory regimes, or shifts in strategy by our partners. All forward looking statements are made as of March 7, 2004 and Golden Telecom disclaims any duty to update such statements. Additional information concerning the factors that could cause actual results to differ materially from those projected in the forward looking statements is contained in the company's annual report on Form 10K for the year ended December 31, 2003 and the Company's quarterly report on Form 10Q for the quarter ended March 31, 2004 and other filings with the U.S. Securities and Exchange Commission (SEC). Copies of these filings may be obtained by contacting Golden Telecom or the SEC. For more information contact Investor Relations: e-mail: investorrelations@gldn.net, web: www.goldentelecom.com tel.: +7-501-797-9300; fax: +7-501-797-9332